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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 1995

                             ROYAL GOLD, INC.
          (exact name of registrant as specified in its charter)


Delaware                   0-5664               84-0835164
(State of                (Commission          (IRS Employer
incorporation)             File Number)         Identification No.)

          1660 Wynkoop Street, Suite 1000, Denver, CO  80202-1132
     (Address of principal executive offices)      (Zip Code)

     Registrant's telephone number, including area code: 303-573-1660


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Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT


         On December 7, 1995, the stockholders of Royal Gold, Inc. (the "Registrant"), ratified the Board of Directors recommendation from the Registrant's Audit Committee that the Registrant would engage Coopers & Lybrand, rather than Williams Richey & Co., as the principal accountants to audit the Registrant's financial statements as of June 30, 1995, for fiscal year 1996. The primary reason for the Registrant's change in auditors is because of the Company's international exploration programs. In addition to audit services, Coopers & Lybrand will render certain non-audit services to the Company, including tax advice. For the past four fiscal years, and during the interim period up to the date of dismissal, Williams Richey & Co. had been engaged as the principal accoun tants to audit the Registrant's financial statements, and in each of those past fiscal years, Williams Richey & Co.'s report on the financial statements of the Registrant contained no adverse opinion or disclaimer of opinion nor was it qualified as to uncertainty, audit scope, or accounting principles.

     During the Registrant's past three fiscal years, and during the intermim period up to the date of dismissal, there were no disputes, disagreements, or discrepancies between the Registrant and Williams Richey & Co. on any matter of accounting principles or practices, fiancnial statement disclosure, or auditing scope or procedure.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibit 16

               1.  Letter from Williams Richey & Co., dated
                   December 21, 1995.




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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ROYAL GOLD, INC.
                                      (Registrant)



Date:  December 22, 1995            By: //s//
                                        Stanley Dempsey
                                        Chairman